UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 5, 2014

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 11, 2014, in connection with certain management and organizational changes implemented by AMAG Pharmaceuticals, Inc. (the “Company”) (a) Scott Holmes, the Company’s Vice President, Finance and Investor Relations, Chief Accounting Officer and Treasurer, will be promoted to Senior Vice President, Finance and Investor Relations, Chief Accounting Officer and Treasurer and (b) a new position, Senior Vice President, Business Development and Strategy, will be filled by Melissa Bradford Klug, who will report to Frank E. Thomas, the Company’s Executive Vice President and Chief Operating Officer.

Also in connection with the management and organizational changes, the Company is eliminating the position of Chief Business Officer held by Christopher G. White, and Mr. White will be leaving the Company.  Mr. White was notified of the management and organizational changes on June 5, 2014 and has agreed to assist the Company with transitional matters as the changes are implemented.  The date of Mr. White’s departure is expected to be July 11, 2014.

A copy of the press release announcing Ms. Klug’s appointment and the departure of Mr. White is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

In connection with his promotion, Mr. Holmes’s employment agreement will be amended to increase his annual salary to $300,000 and to increase his target annual performance bonus to 40% of base salary.  In addition, Mr. Holmes was awarded (x) an option to purchase 30,000 shares of the Company’s common stock, at an exercise price equal to the closing price of a share of the Company’s common stock as reported on the Nasdaq Global Select Market at the close of business on June 11, 2014 (the “Grant Date”), such option to have a ten year term and to vest over four years, with 25% vesting on the first anniversary of the Grant Date and the remainder vesting in equal quarterly installments over the next three years thereafter and (y) 15,000 restricted stock units, which vest in equal annual installments over four years from the Grant Date, in each case with vesting subject to Mr. Holmes’s continued employment with the Corporation on the applicable vesting dates.  These grants were made under the Company’s Third Amended and Restated 2007 Equity Incentive Plan.

Item 9.01              Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit Number	Description

99.1	Press release dated June 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Scott B. Townsend
Scott B. Townsend
General Counsel and Senior Vice President of Legal Affairs

Date: June 11, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 11, 2014